Exhibit 99.2 Fourth Quarter and Year End 2021 Company Overview

Legal Disclaimer

IMPORTANT NOTICES

The inclusion of references to P10, Inc. (the "Company") in this presentation is for information purposes only as the holding company of various subsidiaries. P10 does not offer investment advisory services and this presentation is neither an offer of any investment products nor an offer of advisory services by P10. By accepting this presentation, you acknowledge that P10 is not offering investment advisory services. All investment advisory services referenced in this presentation are provided by subsidiaries of P10 which are registered as investment advisers with the U.S. Securities and Exchange Commission ("SEC"). Accordingly, this presentation may be considered marketing materials, in which event it would be marketing materials of each registered investment adviser subsidiary only. To the extent you have any questions regarding this presentation, please direct them to the applicable subsidiary. Registration as an investment adviser does not imply any level of skill or training. This presentation does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation of any security or any other investment product. Any securities described herein have not been recommended by any U.S. federal or state or non-U.S. securities commission or regulatory authority, including the SEC. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense. Nothing herein is intended to provide tax, legal or investment advice.

Caution Regarding Forward-Looking Information

Some of the statements in this presentation may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as "will," "expect," "believe," "estimate," "continue," "anticipate," "intend," "plan" and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management's current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. The inclusion of any forward-looking information in this presentation should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Forward-looking statements reflect management's current plans, estimates and expectations and are inherently uncertain. All forward-looking statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different, including risks relating to: global and domestic market and business conditions; successful execution of business and growth strategies and regulatory factors relevant to our business; changes in our tax status; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy; and our ability to manage the effects of events outside of our control. The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks that we face, you should refer to the "Risk Factors" included in our prospectus dated October 20, 2021, filed with the SEC on October 22, 2021, and in our quarterly report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 22, 2021, and in our subsequent reports filed from time to time with the SEC. The forward-looking statements included in this presentation are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law.

Caution Regarding Financial and Operating Projections

All financial and operating projections, forecasts or estimates about or relating to the Company included in this document, including statements regarding pro-forma valuation and ownership, have been prepared based on various estimates, assumptions and hypothetical scenarios. Forecasts and projections of financial performance, valuation and operating results are, by nature, speculative and based in part on anticipating and assuming future events (and the effects of future events) that are impossible to predict and no representation of any kind is made with respect thereto. The Company's future results and achievements will depend on a number of factors, including the accuracy and reasonableness of the assumptions underlying any forecasted information as well as on significant transaction, business, economic, competitive, regulatory, technological and other uncertainties, contingencies and developments that in many cases will be beyond the Company's control. Accordingly, all projections or forecasts (and estimates based on such projections or forecasts) contained herein should not be viewed as an assessment, prediction or representation as to future results and interested parties should not rely, and will not be deemed to have relied, on any such projections or forecasts. Actual results may differ substantially and could be materially worse than any projection, forecast or scenario set forth in this document. The Company expressly disclaims any obligation to update or revise any of the projections, forecasts, models or scenarios contained herein to reflect any change in the Company's expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based.

Fee-Paying Assets Under Management, or FPAUM

FPAUM reflects the assets from which we earn management and advisory fees. Our vehicles typically earn management and advisory fees based on committed capital, and in certain cases, net invested capital, depending on the fee terms. Management and advisory fees based on committed capital are not affected by market appreciation or depreciation.

Use of Non-GAAP Financial Measures by P10, Inc.

The non-GAAP financial measures contained in this presentation (including, without limitation, Adjusted EBITDA, Adjusted Net Income ("ANI") and fee-paying assets under management are not GAAP measures of the Company's financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures to their most directly comparable GAAP measure is included later in this presentation. The Company believes the presentation of these non-GAAP measures provide useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods. It is reasonable to expect that one or more excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period. Adjusted EBITDA and ANI should not be considered substitutes for net income or cash flows from operating, investing, or financing activities. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

P10
Fourth Quarter and Year End 2021 Results 2

Highly Compelling Value Proposition Attractive Investment Thesis Premier, specialized private markets solutions provider operating in large and growing markets with increasing investor allocations Highly recurring revenue composed almost entirely of management and advisory fees earned primarily on committed capital from long-term, contractually locked up funds Strong investment performance across private markets driven by experience, investment process and data advantage supporting the ability to grow and attract future funds Attractive and growing revenue base with highly recurring and well diversified revenue and strong margins Experienced management team with significant insider ownership, proven M&A track record, supported by deep bench of investment talent Fourth Quarter and Year End 2021 Results 3

Premier Private Markets Solutions Provider Exceptionally Well-Positioned in the Private Markets Ecosystem Private Markets Ecosystem We are a specialized private market solutions provider. As LPs entrust us with capital, we strengthen our relationships with high performing, difficult to access fund managers. These relationships drive additional investment opportunities, source more data, enable portfolio optimization, enhance returns, and in turn, attract new LPs. Our position within the private markets ecosystem is reinforced by our synergistic multi-asset class solutions extracting sourcing opportunities from our vast network of GPs and portfolio companies. GP Primary Solutions Limited Partners (LPs) GP Public Pensions Endowments & Foundations GP Family Offices Corporate Pensions Direct & Co-Investments GP GP High Net Worth Financial Institutions GP GP Wealth Managers Sovereign Wealth Funds Secondary Investments GP GP GP Large, Global, High Quality LP Base of 2,400+ Proprietary Database and Analytics Platform Supported by Synergistic Multi-Asset Class Private Market Solutions Network Institutional and High Net Worth Investors Seasoned Team of 93 Investment Professionals of 220+ GPs Driving Cross-Solution Sourcing Opportunities Fourth Quarter and Year End 2021 Results 4

Premier Private Markets Solutions Provider

Comprehensive Suite of Private Market Vehicles[(1)]

	Primary Solutions	Direct and Co-Investments	Secondary Investments
Asset Classes	• Private Equity • Venture Capital	• Private Equity • Venture Capital • Private Credit • Impact Investing	• Private Equity
Structure Description	• Invests in diversified portfolio of funds across asset classes with defined investment strategies	• Direct and Co-investments alongside leading GPs • Invests in secured unitrache, second lien, mezzanine loans and equity • GP Stakes	• Secondary purchaser of LP interests in private equity funds • Focused exclusively on middle and lower middle market private equity funds
Value Proposition	• Provides instant fund diversification to investors • Differentiated access to relationship-driven VC middle and lower middle market sectors • Specialized underwriting skills and expertise to select the best managers • Offered in both commingled investment vehicles and customized separate accounts • Robust database and analytics platform	• Extensive built-in network of fund managers results in significant actionable deal flow • Deals sourced from GP relationships and trusted advisors with preferred economic terms • Ability to leverage extensive fund manager diligence and insights as part of investment selection process • Well-diversified portfolio across industry, sponsor, and geography • Offered in both commingled investment vehicles and customized separate accounts • Robust database and analytics platform	• Ability to purchase interests at a discount • Leverages RCP's position in the private equity ecosystem • Ability to leverage extensive fund manager diligence and insights as part of investment selection process • Shorter holding period and earlier cash returns • Countercyclical nature • Reduced blind pool risk • Offered through commingled investment vehicles • Robust database and analytics platform
FPAUM[(2)] ($Bn)	$10.7Bn	$5.3Bn	$1.3Bn

Notes:
1. Any discussion in this Presentation of past, committed to, or potential transactions should not be relied upon as any indication of future deal flow. There can be no assurance that any potential transactions described herein will be consummated. Diversification does not guarantee a profit or protect against a loss in declining markets.
2. FPAUM as of December 31, 2021.

P10

Fourth Quarter and Year End 2021 Results 5

Premier Private Markets Solutions Provider (1) Differentiated Platform with Specialized Private Markets Solutions PRIVATE EQUITY VENTURE CAPITAL PRIVATE CREDIT IMPACT INVESTING PRIMARIES DIRECT & CO-INVESTMENTS DIRECT & CO-INVESTMENTS PRIMARIES SECONDARIES DIRECT & CO-INVESTMENTS DIRECT & CO-INVESTMENTS High Performing, Access-Constrained Flexible Credit Solutions to Middle- and Lower- Impact Investing Lower Middle Market Sponsors Venture Capital Across the Capital Structure Middle Market Private Equity 42 $9.7Bn $4.7Bn 14 $1.2Bn 25 $1.7Bn 12 FPAUM Inv. Professionals FPAUM Inv. Professionals FPAUM Inv. Professionals FPAUM Inv. Professionals 44 2001 12 2007 7 1998 34 1999 Vehicles Inception Vehicles Inception Vehicles Inception Vehicles Inception Notes: 1. FPAUM and active vehicles shown by asset class solution as of December 31, 2021, while number of professionals and inception dates shown by manager. Fourth Quarter and Year End 2021 Results 6

Well Positioned in Attractive, Specialized and Growing Global Markets

Attractive Middle/Lower Middle Market Dynamics with Accelerating Growth in Private Markets Segments

Middle/Lower Middle Market Size and Private Capital Allocation

Capital Available by Fund Size[1]

Universe of Companies by Revenue Size[2]



$589Bn
of capital available to PE Funds over $1Bn
83%
11,270 companies with revenues >$250MM
7%
$124Bn
of capital available to Funds between $250MM to $1Bn
17%
151,080 companies with revenues between $10MM and $250MM
93%

Middle/Lower Middle Market Benefits

- Large Pool of Opportunities
- Operational & Expertise Value-Add
- Exit Flexibility

Middle/Lower Middle Market Benefits

- Significant Return Potential
- Compelling Purchase Price Valuations
- Favorable LP / GP Alignment of Incentives

Private Markets Growth by Segment[3]



Lower Middle Market Private Equity Growth
Deal Value ($Bn)
2.8x
60
40
20
0
18
50
2009
2019
Venture Capital Growth
Investment ($Bn)
5.0x
150
100
50
0
23
113
2009
2019
Private Credit Growth
Capital Targeted ($Bn)
2.0x
300
200
100
0
121
239
Jan-15
Jul-20
Impact (ESG) Growth
AUM of PRI Signatories ($Bn)
4.8x
120
80
40
0
18
86
2009
2019

Notes:

1. Capital available to invest by fund size represents U.S. private equity overhang for vintage years 2013-2020. U.S. PE Funds: includes buyout, growth, co-investment, mezzanine, diversified PE, energy, and restructuring. As of 3/31/20. Latest data available.
2. Commercially-active businesses in the U.S. All subsidiary and business establishment data are combined. Additionally, public sector entities are excluded. As of 11/2/20.
3. Source: PwC AWM Research Centre analysis, KPMG International Cooperative, PitchBook, McKinsey, Abacus, PWC MoneyTree.

P10
Fourth Quarter and Year End 2021 Results 7

Distinct Market Access, Deal Flow and Data Analytics to Navigate Private Markets

Long-Standing Industry Relationships and Extensive Proprietary Analytics Drive Unparalleled Market Access

	Private Equity	Venture Capital	Private Credit	Impact Investing
Relationships	1,800+ Investors 165+ Fund Managers	540+ Investors 60+ Fund Managers	180+ Investors 45+ Active Sponsor Relationships	81+ Investors 380+ / 600+ Businesses Supported / Projects
Scale	375+ Funds 1,800+ Portfolio Companies	6,500+ Portfolio Companies 55+ Direct Investments	$1,470MM+ Capital Deployed 60+ Platform Investments	$550MM+ Capital Deployed in Impact Credit 535MM KWh Produced Through 2019
Experience	24+ Avg. Years of Mgmt. Experience 42 Investment Professionals	20+ Avg. Years of Mgmt. Experience 14 Investment Professionals	22+ Avg. Years of Mgmt. Experience 25 Investment Professionals	21+ Avg. Years of Mgmt. Experience 12 Investment Professionals

P10

Fourth Quarter and Year End 2021 Results 8

Distinct Market Access, Deal Flow and Data Analytics to Navigate Private Markets Unique and Extensive Proprietary Analytics Database Extensive Data Powerful Database and Collection Business Intelligence Platform ✓ Information within GPScout contains deep level private company operating and financial data as well as details of the deals done 2,500+ 4,500+ 25,000+ by the private market general partners Investments Investment Individual Firms Funds Transactions ✓ Robust and proprietary data collected over 20-year history makes it difficult to replicate ✓ Dedicated internal team updating database on a daily basis with new private data provided directly by managers 30,000+ 175,000+ Private Financial ✓ Integrated data visualization and analytics platform with Companies Metrics underlying database allowing true business intelligence Data Capabilities Are a Competitive Differentiator Fourth Quarter and Year End 2021 Results 9

Distinct Market Access, Deal Flow and Data Analytics to Navigate Private Markets

Robust and Disciplined Sourcing Criteria, Resulting in Highly Selective Investment Process

	Primary Deal Flow[1]	Secondary Deal Flow[2]	Direct & Co-Investment Deal Flow[3]
Opportunities Tracked	3,500+	2,000+	8,500+
Initial Screens	1,000+	700+	1,500+
Annual Due Diligence	400+	200+	200+
Annual Investments Made	~30-40	~5-15	~50-60
Highly Selective Process	0.9-1.1%	0.3-0.8%	0.6-0.7%

Notes:
1. Reflects primary deal flow for RCP Advisors and TrueBridge Capital Partners as of December 31, 2020.
2. Reflects secondary deal flow for RCP Advisors as of December 31, 2020.
3. Reflects direct & co-investment deal flow for RCP Advisors, TrueBridge Capital Partners, Five Points Capital and Enhanced as of December 31, 2020.

P10

Fourth Quarter and Year End 2021 Results 10

Preeminent Investment Teams Delivering Best-in-Class Performance

Superior Track Record Across a Broad Range of Portfolio Solutions[1]

RCP Advisors

Fund	Vintage	Fund Size ($M)	Called Capital	Net IRR	Net ROIC
Fund-of-Funds (as of 9/30/21)					
Fund I	2003	$92	105%	14.1%	1.8x
Fund II	2005	$140	109%	8.2%	1.5x
Fund III	2006	$225	107%	6.8%	1.4x
Fund IV	2007	$265	110%	14.4%	2.0x
Fund V	2008	$355	121%	13.4%	1.7x
Fund VI	2009	$285	114%	16.4%	2.1x
Fund VII	2011	$300	109%	18.1%	2.2x
Fund VIII	2012	$268	112%	21.5%	2.2x
Fund IX	2014	$350	105%	19.3%	1.8x
Fund X	2015	$332	103%	18.1%	1.6x
SEF	2017	$179	77%	26.8%	1.7x
Fund XI	2017	$315	86%	28.0%	1.7x
Fund XII	2018	$382	74%	18.9%	1.3x
Fund XIII	2019	$397	43%	-	-
Fund XIV	2020	$394	23%	-	-
SEF II	2020	$123	7%	-	-
Fund XV	2021	$435	6%	-	-
Fund XVI	2022	$187	1%	-	-
Secondary Funds (as of 9/30/21)					
SOF I	2009	$264	112%	22.0%	1.8x
SOF II	2013	$425	108%	11.6%	1.4x
SOF III	2018	$400	66%	64.6%	1.7x
SOF III Overage	2020	$87	43%	145.7%	1.5x
SOF IV	2021	$281	1%	-	-
Co-Investment Funds (as of 9/30/21)					
Direct I	2010	$109	82%	37.8%	3.0x
Direct II	2014	$250	87%	29.2%	2.6x
Direct III	2018	$385	78%	24.9%	1.4x
Direct IV	2021	$428	3%	-	-

TrueBridge Capital Partners

Fund	Vintage	Fund Size ($M)	Called Capital	Net IRR	Net ROIC
Fund-of-Funds (as of 9/30/21)					
Fund I	2007	$311	93%	14.1%	3.1x
Fund II	2010	$342	83%	24.2%	5.9x
Fund III	2013	$409	92%	24.1%	3.6x
Fund IV	2015	$408	91%	43.7%	3.8x
Fund V	2017	$460	89%	62.2%	2.3x
Fund VI	2019	$611	46%	88.7%	1.5x
Direct Investment Funds (as of 9/30/21)					
Direct Fund I	2015	$125	95%	40.3%	3.2x
Direct Fund II	2019	$196	93%	90.7%	1.8x

Enhanced Capital

Fund	Vintage	Invested ($M)	Called Capital	Net IRR	Net ROIC
Impact Funds (as of 9/30/21)					
Impact Credit	-	$611	-	7.4%	1.2x
Impact Equity	-	$445	-	20%+	1.2x

Notes:
1. See performance disclosure notes at the back of this presentation

P10

Fourth Quarter and Year End 2021 Results 11

Preeminent Investment Teams Delivering Best-in-Class Performance (1) Superior Track Record Across a Broad Range of Portfolio Solutions Fund Vintage Fund Size ($M) Called Capital Net IRR Net ROIC Fund Vintage Fund Size ($M) Called Capital Net IRR Net ROIC Equity Funds (as of 9/30/21) NAV Lending Funds (as of 9/30/21) Fund I 1998 $101 94% 12.7% 2.1x Fund I 2013 $106 119% 11.0% 1.3x Fund II 2007 $152 99% 12.4% 1.7x Fund II 2017 $203 75% 12.3% 1.3x Fund III 2013 $230 92% 24.3% 2.3x Fund III 2021 $400 0% - - Fund IV 2019 $230 22% - - Credit Funds (as of 9/30/21) Fund I 2006 $162 93% 12.2% 2.0x Fund II 2011 $227 100% 7.7% 1.6x Fund Vintage Fund Size ($M) Called Capital Net IRR Net ROIC Fund III 2016 $289 74% 15.2% 1.5x GP Stakes Funds (as of 9/30/21) Fund IV 2021 $290 11% - - Fund I 2019 $732 40% 19.2% 1.2x Notes: 1. See performance disclosure notes at the back of this presentation Fourth Quarter and Year End 2021 Results 12

Venture Capital Solutions Investment Teams Led by Management Teams with Sustained Track Records of Success Ownership structure aligned with investors; carried interest aligned with investment teams Private Equity Solutions Venture Capital Solutions Private Credit Solutions Impact Investing Solutions Dave McCoy Ajay Chitkara Edwin Poston Rob Mazzoni Managing Partner Head of Bonaccord Capital Partners Managing Partner Partner 22+ Years of Experience 28+ Years of Experience 24+ Years of Experience 14+ Years of Experience Jon Madorsky Brad Pilcher Mel Williams Matt Rittenmeyer Managing Partner Senior Investment Manager Managing Partner Principal 20+ Years of Experience 22+ Years of Experience 25+ Years of Experience 19+ Years of Experience Charlie Huebner Farhad Dehesh Managing Partner Senior Investment Manager 23+ Years of Experience 30+ Years of Experience Tom Danis Managing Partner 25+ Years of Experience Avg. Years at Firm / Years of Experience Avg. Years at Firm / Years of Experience 12+ 24+ 12+ 20+ Notes: • Please note the referenced individuals are not inclusive of all members of the respective investment teams. Fourth Quarter and Year End 2021 Results 13

Investment Teams Led by Management Teams with Sustained Track Records of Success

Ownership structure aligned with investors; carried interest aligned with investment teams

Private Credit Solutions

FIVE POINTS CAPITAL



Whit Edwards
Managing Partner
22+ Years of Experience



Marshall White
Managing Partner
18+ Years of Experience



Jonathan Blanco
Managing Partner
23+ Years of Experience



Scott Snow
Managing Partner
19+ Years of Experience

HARK CAPITAL



Doug Cruikshank
Managing Partner & Founder
31+ Years of Experience



Rafael Castro
Partner & Co-Founder
24+ Years of Experience



Rich Davis
Partner & Co-Founder
21+ Years of Experience

Avg. Years at Firm / Years of Experience

12+ | 22+

Impact Investing Solutions

Enhanced Capital



Michael Korengold
Managing Partner
25+ Years of Experience



Richard Montgomery
Managing Partner
21+ Years of Experience



Shane McCarthy
Managing Partner
19+ Years of Experience



Mark Slusar
Managing Director
20+ Years of Experience

Avg. Years at Firm / Years of Experience

15+ | 21+

Notes:
- Please note the referenced individuals are not inclusive of all members of the respective investment teams.

P10

Fourth Quarter and Year End 2021 Results 14

Highly Diversified, Multi-Asset Investment Platform and Investor Base

Differentiated Investor Base Combined with Institutional and International Distribution

Diversified Investor Base

Investor Base by Channel
(As of 2Q'21) [1]


FPAUM

- Public Pensions (25%)
- Family Offices / Wealth Managers (22%)
- Financial Institutions (18%)
- Endowments / Foundations (16%)
- Corporate Pensions (9%)
- Insurance Company (6%)
- Other (4%)[2]

Investor Base Regions


North America
Central America
South America
Europe
Middle East
Australia
Asia
Africa

46 States; 29 Countries; 6 Continents

Notes:
1. Reflects FPAUM percentage by investor committed capital, excluding GP commitments, to currently active funds across RCP Advisors, TrueBridge, Five Points and Enhanced.
2. Includes sovereign wealth funds, consultant-based relationships and other foreign institutional investors.

P10

Fourth Quarter and Year End 2021 Results 15

Fee Paying Assets Under Management Across Diversified Vehicles

Multi-Asset Investment Platform with Strong Organic Growth

Diversified Base and Growth Across Vehicles

FPAUM Composition
(As of Q4'21)



Total FPAUM $17.3Bn

- Primary Solutions 62%
- Direct & Co-Investments 31%
- Secondary Investments 7%

Organic FPAUM Growth [1]
(From 2020PF to Q4'21)



Total FPAUM Growth $3.9Bn

- Primary Solutions 60%
- Direct & Co-Investments 29%
- Secondary Investments 11%

Key Metrics

Primary Solutions

- $10.7Bn — FPAUM as of Q4'21
- 28% — Organic FPAUM CAGR Q4'20 PF – Q4'21 A

Direct & Co-Investments

- $5.3Bn — FPAUM as of Q4'21
- 28% — Organic FPAUM CAGR Q4'20 PF – Q4'21 A

Secondary Investments

- $1.3Bn — FPAUM as of Q4'21
- 49% — Organic FPAUM CAGR Q4'20 PF – Q4'21 A

Notes:
1. Organic FPAUM is calculated on a pro forma basis assuming the acquisitions of Five Points, TrueBridge, Enhanced, Bonaccord, and Hark were completed as of January 1, 2020.

P10

Fourth Quarter and Year End 2021 Results 16

FPAUM and Average Fee Rate Detail

Robust Organic FPAUM Growth and Stable, Attractive Fee Rates

Organic FPAUM Growth[1]



($Bn)
18% CAGR
29% CAGR
9.6
11.9
13.4
13.9
15.1
16.3
17.3
2018PF
2019PF
2020PF
Q1'21 PF
Q2'21 PF
Q3'21 A
Q4'21 A
Organic FPAUM Growth
24%
12%
4%
9%
8%
6%

Average Fee Rate [2]



(Bps)
Average 2021A Fee Rate: 100bps
Quarterly average fee rates show the basis points attributable to base management fees and catch-up fees. On an annual basis, average fee rates continue to be stable at 100bps [3]
99
98
3
97
1
96
4
100
8
100
2020PF
Q1'21A
Q2'21A
Q3'21A
Q4'21A
2021A
Average FPAUM (Bn)
12.1
12.9
13.6
15.2
16.8
15.0

Notes:
1. Organic FPAUM is calculated on a pro forma basis assuming the acquisitions of Five Points, TrueBridge, Enhanced, Bonaccord, and Hark were completed as of January 1, 2018.
2. The average fee rates shown in the graph to the right for all 2021 values are calculated as actual average FPAUM as a quotient of actual revenue. FY 2020 numbers were calculated on a pro forma basis, inclusive of Five Points, TrueBridge, and Enhanced FPAUM and revenue for the full year.
3. Catch-up fees are earned from investors that committed near the end of the fundraising period of funds originally launched in prior periods, and as such the investors are required to pay a catch-up fee as if they had committed to the fund at the first closing. While catch-up fees are not a significant component of our overall revenue stream, they may result in a temporary increase in our revenues in the period in which they are recognized.

P10
Fourth Quarter and Year End 2021 Results 17

Experienced Management with Aligned Incentives and Proven Organic and Inorganic Track Record

Deep Bench of Talent with Long History of Investing

Leadership

	Name	Title	Years of Experience
	Robert Alpert	Co-CEO Chairman of the Board	30+
	C. Clark Webb	Co-CEO & DIRECTOR	17+
	William "Fritz" Souder	COO & DIRECTOR	20+
	Amanda Coussens	CFO	21+
	Jeff Gehl	CMO	19+

Specialized Private Markets Solutions

	Name	Title	Years of Experience
	Dave McCoy	Managing Partner Private Equity Solutions	22+
	Edwin Poston	Managing Partner Venture Capital Solutions	24+
	Whit Edwards	Managing Partner Private Credit Solutions	22+
	Michael Korengold	Managing Partner Impact Investing Solutions	25+

Key P10 Criteria

- ✓ Market leading differentiated platform
- ✓ Track record of strong investment performance
- ✓ Proven, committed management team
- ✓ Established and committed investor base

Extensive Investment Pipeline with a Long List of Potentially Attractive and Actionable Opportunities

P10

Fourth Quarter and Year End 2021 Results 18

A Differentiated Investment Firm Premier Private Markets Solutions Provider 1 2 Well Positioned in Attractive, Specialized and Growing Global Markets Distinct Market Access, Deal Flow and Data Analytics to Navigate Private Markets 3 Preeminent Investment Teams Delivering Strong Performance 4 Highly Diversified, Multi-Asset Investment Platform and Investor Base 5 Fee Paying Assets Under Management Across Diversified Vehicles 6 Experienced Management Team with Aligned Incentives and Proven Organic and Inorganic Track Record 7 Notes: • Past performance is not a guarantee of future results. There can be no assurance that a fund will achieve comparable results as any prior investments or prior investment funds. Fourth Quarter and Year End 2021 Results 19

Simple Yet Powerful Financial Model Revenues consist almost exclusively of recurring, predictable management fees averaging 100 bps on FPAUM Peer leading profitability with 55-60% Adj. EBITDA margins Limited tax leakage with approximately $541 million in tax assets Highly efficient revenue to free cash flow conversion Robust M&A pipeline to accelerate free cash flow growth Fourth Quarter and Year End 2021 Results 20

Fourth Quarter and Year End 2021 Highlights

Strong organic growth drives record financial performance

Financial

Fee paying assets under management (FPAUM) were $17.3Bn, an increase of 36% compared to December 31, 2020

	Three Months Ended		Twelve Months Ended			
Financial Results ($ in Millions)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020	Q4'21 vs Q4'20	FY'21 vs FY'20
Actual FPAUM ($Bn)	$ 17.3	$ 12.7	$ 17.3	$ 12.7	36%	36%
Pro Forma FPAUM ($Bn)[1]	$ 17.3	$ 13.4	$ 17.3	$ 13.4	29%	29%
GAAP Financial Metrics						
Revenue	$ 45.6	$ 24.7	$ 150.5	$ 67.4	85%	123%
Operating Expenses	$ 33.3	$ 24.9	$ 110.0	$ 58.7	34%	88%
GAAP Net Income	$ 1.5	$ 20.6	$ 10.8	$ 23.8	-93%	-55%
Fully Diluted GAAP EPS	$ 0.02	$ 0.31	$ 0.08	$ 0.36	-94%	-78%
Non-GAAP Financial Metrics						
GAAP Revenue	$ 45.6	$ 24.7	$ 150.5	$ 67.4	85%	123%
Adjusted EBITDA [2]	$ 26.4	$ 12.3	$ 83.1	$ 34.8	114%	139%
Adjusted EBITDA Margin	58%	50%	55%	52%		
Adjusted Net Income [2]	$ 21.9	$ 8.5	$ 62.8	$ 23.9	157%	162%
Fully Diluted ANI EPS [3]	$ 0.18	$ 0.08	$ 0.56	$ 0.29	125%	93%

Notes:
1. FPAUM on a pro forma basis assumes the acquisitions of Five Points, TrueBridge, Enhanced, Bonaccord, and Hark were completed as of January 1, 2020.
2. Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures. Please refer to the Non-GAAP Financial Measures slide for a reconciliation of non-GAAP to GAAP measures.
3. ANI EPS calculations include the total of all common shares, stock options under the treasury stock method, and the redeemable non-controlling interests of P10 Intermediate converted to Class B stock as of each period presented.

P10

Fourth Quarter and Year End 2021 Results 21

Non-GAAP Financial Measures (unaudited)

(Dollars in thousands except share and per share amounts)	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Twelve Months Ended December 31, 2021	Twelve Months Ended December 31, 2020	Q4'21 vs Q4'20	FY'21 vs FY'20
GAAP Net Income	**$ 1,507**	**$ 20,620**	**$ 10,767**	**$ 23,806**	**-93%**	**-55%**
Add back (Subtract):						
Depreciation & amortization	8,049	5,944	30,703	15,571	35%	97%
Interest expense, net [(1)]	21,079	4,451	37,497	11,720	374%	220%
Income tax benefit	(10,224)	(25,324)	(7,070)	(26,837)	N/A	N/A
Non-recurring expenses	4,974	6,420	8,807	9,832	-23%	-10%
Non-cash stock based compensation	965	192	2,416	714	402%	238%
Adjusted EBITDA	**26,350**	**12,303**	**83,120**	**34,806**	**114%**	**139%**
Less:						
Cash interest expense, net	(4,286)	(3,527)	(17,997)	(9,699)	22%	86%
Cash income taxes, net of tax paid related to acquisitions	(115)	(231)	(2,308)	(1,169)	-50%	97%
Adjusted Net Income	**21,949**	**8,545**	**62,815**	**23,938**	**157%**	**162%**
ANI Earnings per Share						
Weighted average shares outstanding, basic	102,916	62,465	72,660	62,465		
Weighted average shares outstanding, diluted	119,571	102,832	112,331	81,435		
ANI per share	$ 0.21	$ 0.14	$ 0.86	$ 0.38	50%	126%
Diluted ANI per share	$ 0.18	$ 0.08	$ 0.56	$ 0.29	125%	93%

(1) Includes Interest expense, net, Interest expense implied on notes payable to sellers and Loss on extinguishment of debt as shown on the Consolidated Statements of Operations.

Above is a calculation of our unaudited non-GAAP financial measures. These are not measures of financial performance under GAAP and should not be construed as a substitute for the most directly comparable GAAP measures, which are reconciled in the table above. These measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these measures in isolation or as a substitute for GAAP measures. Other companies may calculate these measures differently than we do, limiting their usefulness as a comparative measure.

We use Adjusted Net Income, or ANI, as well as Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) to provide additional measures of profitability. We use the measures to assess our performance relative to our intended strategies, expected patterns of profitability, and budgets, and use the results of that assessment to adjust our future activities to the extent we deem necessary. ANI reflects our actual cash flows generated by our core operations. ANI is calculated as Adjusted EBITDA, less actual cash paid for interest (net of interest accelerated related to debt payoff in Q4 2021) and federal and state income taxes.

In order to compute Adjusted EBITDA, we adjust our GAAP Net Income for the following items:

- Expenses that typically do not require us to pay them in cash in the current period (such as depreciation, amortization and stock-based compensation)
- The cost of financing our business [continued in next column]
- Non-Recurring Transaction Fees include the following:
  - Acquisition-related expenses which reflect the actual costs incurred during the period for the acquisition of new businesses, which primarily consists of fees for professional services including legal, accounting, and advisory
  - Registration-related expenses include professional services associated with our prospectus process incurred during the period, and does not reflect expected regulatory, compliance, and other costs which may be incurred subsequent to our Initial Public Offering, and
- The effects of income taxes.

Adjusted Net Income reflects the cash payments made for interest, which differs significantly from total interest expense that includes non-cash interest on the non-interest-bearing Seller Notes related to our acquisitions of RCP 2 and RCP 3 and in the fourth quarter 2021 accelerated interest and prepayment penalties associated with early retirement of debt. Similarly, the cash income taxes paid during the periods is significantly lower than the net income tax benefit, which is primarily comprised of deferred tax expense.

Fully Diluted ANI EPS calculations include the total of all common shares, stock options under the treasury stock method, and the redeemable non-controlling interests of P10 Intermediate converted to Class B stock as of each period presented.

P10

Fourth Quarter and Year End 2021 Results 22

Consolidated Balance Sheets Fourth Quarter and Year End 2021 Results 23

Key Terms & Supplemental Information Below is a description of our unaudited non-GAAP financial measures. These are not measures of financial performance under GAAP and should not be construed as a substitute for the most directly comparable GAAP measures. These measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these measures in isolation or as a substitute for GAAP measures. Other companies may calculate these measures differently than we do, limiting their usefulness as a comparative measure. Fee Paying Assets Under Management (FPAUM): FPAUM reflects the assets from which we earn management and advisory fees. Our vehicles typically earn management and advisory fees based on committed capital, and in certain cases, net invested capital, depending on the fee terms. Management and advisory fees based on committed capital are not affected by market appreciation or depreciation. Adjusted EBITDA: In order to compute Adjusted EBITDA, we adjust our GAAP net income for the following items: • Expenses that typically do not require us to pay them in cash in the current period (such as depreciation, amortization and stock-based compensation); • The cost of financing our business; • Acquisition-related expenses which reflects the actual costs incurred during the period for the acquisition of new businesses, which primarily consists of fees for professional services including legal, accounting, and advisory, as well as bonuses paid to employees directly related to the acquisition; • Registration-related expenses includes professional services associated with our prospectus process incurred during the period, and does not reflect expected regulatory, compliance, and other costs associated with which may be incurred subsequent to our Initial Public Offering; and • The effects of income taxes Adjusted Net Income (ANI): • We use Adjusted Net Income, or ANI, as well as Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) to provide additional measures of profitability. We use the measures to assess our performance relative to our intended strategies, expected patterns of profitability, and budgets, and use the results of that assessment to adjust our future activities to the extent we deem necessary. ANI reflects our actual cash flows generated by our core operations. ANI is calculated as Adjusted EBITDA, less actual cash paid for interest and federal and state income taxes. Fully Diluted ANI EPS: Fully diluted Adjusted Net Income earnings per share is a calculation that assumes all the Company’s securities were converted into shares, not just shares that are currently outstanding. Net IRR: Refers to Internal rate of return net of fees, carried interest and expenses charged by both the underlying fund managers and each of our solutions. Net ROIC: Refers to return on invested capital net of fees and expenses charged by both the underlying fund managers and each of our solutions. Fund Size: Refers to the total amount of capital committed by investors to each fund disclosed. Called Capital: Refers to the amount of capital provided from investors, expressed as a percent of the total fund size. Supplemental Share Information: Class A shares (CUSIP # 69376K106) trade on the NYSE as PX and have one vote per share. Class B shares (CUSIP # 69376K205) are not tradeable in the open market and have ten votes per share. The Class B shares are convertible at any time at the option of the holder into Class A shares on a one-for-one basis, irrespective of whether or not the holder is planning to sell shares at that time. All previous shareholders of P10 Holdings, Inc. (OTC: PIOE) had their shares converted to Class B shares of P10 at the time the Company was listed on the NYSE. The simplest way to sell Class B shares is to first contact your broker and convert them to Class A shares, which can then be sold on the NYSE. Further note that Class B shares held by P10 insiders are under a lock up agreement. Please refer to our amended and restated certificate of incorporation for a full description of the Class A and Class B shares. Ownership Limitations: P10’s Certificate of Incorporation contains certain provisions for the protection of tax benefits relating to P10’s net operating losses. Such provisions generally void transfers of shares that would result in the creation of a new 4.99% shareholder or result in an existing 4.99% shareholder acquiring additional shares of P10. Fourth Quarter and Year End 2021 Results 24

Disclaimers Performance Disclaimer The historical performance of our investments should not be considered as indicative of the future results of our investments or our operations or any returns expected on an investment in our Class A common stock. In considering the performance information contained in this prospectus, prospective Class A common stockholders should be aware that past performance of our specialized investment vehicles or the investments that we recommend to our investors is not necessarily indicative of future results or of the performance of our Class A common stock. An investment in our Class A common stock is not an investment in any of our specialized investment vehicles. In addition, the historical and potential future returns of specialized investment vehicles that we manage are not directly linked to returns on our Class A common stock. Therefore, you should not conclude that continued positive performance of our specialized investment vehicles or the investments that we recommend to our investors will necessarily result in positive returns on an investment in our Class A common stock. However, poor performance of our specialized investment vehicles could cause a decline in our ability to raise additional funds and could therefore have a negative effect on our performance and on returns on an investment in our Class A common stock. The historical performance of our funds should not be considered indicative of the future performance of these funds or of any future funds we may raise, in part because: • market conditions and investment opportunities during previous periods may have been significantly more favorable for generating positive performance than those we may experience in the future; • the performance of our funds is generally calculated on the basis of net asset value of the funds’ investments, including unrealized gains, which may never be realized; • our historical returns derive largely from the performance of our earlier funds, whereas future fund returns will depend increasingly on the performance of our newer funds or funds not yet formed; • our newly established funds typically generate lower returns during the period that they initially deploy their capital; • changes in the global tax and regulatory environment may affect both the investment preferences of our investors and the financing strategies employed by businesses in which particular funds invest, which may reduce the overall capital available for investment and the availability of suitable investments, thereby reducing our investment returns in the future; • in recent years, there has been increased competition for investment opportunities resulting from the increased amount of capital invested in private markets alternatives and high liquidity in debt markets, which may cause an increase in cost and reduction in the availability of suitable investments, thereby reducing our investment returns in the future; and • the performance of particular funds also will be affected by risks of the industries and businesses in which they invest. Enhanced Capital Performance Disclosures: • Impact Credit Net returns are calculated by modeling a bridge from Gross to Net, assuming .75x leverage, leverage cost of 4% per annum, 1.5% management fee on capital deployed, 15% carried interest above 7% hurdle • Impact Equity excludes Low-Income Housing Tax Credits and New Markets Tax Credits which are not offered to non-bank investors • Historic Tax Credit deals with a 1-year credit assume a 0% Management Fee and a 30% Profit Share. Historic Tax Credit deals with a 5-year credit assume a 0.5% Management Fee and a 20% Profit Share • IRRs for Historic Tax Credit transactions are not recorded as the credits trade at a discount to par. The IRRs reflected only represent Renewable Energy Tax Credit transactions and are the product of a very short hold period Fourth Quarter and Year End 2021 Results 25

CONTACT US DALLAS OFFICE Office: 4514 Cole Avenue Suite 1600 Dallas, Texas 75205 Tel: 214.865.7998 Website: p10alts.com Email: info@p10alts.com Fourth Quarter and Year End 2021 Results 26